EXHIBIT 99.1

Nanophase Reports Fourth Quarter and Fiscal Year 2017  Financial Results

The company’s financial conference call is scheduled for March 22, 2018 at 11am EDT

ROMEOVILLE, Ill., March 21, 2018 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the fourth quarter and fiscal year ended December 31, 2017.

“We achieved record revenue in 2017, which also represented growth of 16% year-over-year.  We had solid top line, gross margin, and bottom line improvement, while still being able to invest significantly in developing our Solésence finished products business,” commented Nanophase CEO and President Jess Jankowski.  “We expect meaningful Solésence revenue to come on line in Q2 of 2018, which will further enhance our prospects for 2018.”

Twelve Months Ended December 31, 2017 Financial Highlights

  Revenue for fiscal year 2017 was $12.5 million, vs. $10.8 million reported during the same period of 2016.

  The net loss for fiscal year 2017 was $0.8 million, or a loss of $0.03 per share, compared to a net loss of $1.3 million, or $0.04 per share, for the comparable period of 2016.

  The Company finished the year with approximately $2.0 million in cash and cash equivalents; which included $0.3M of short-term debt.

Fourth Quarter 2017 Financial Highlights

  Revenue for the fourth quarter was $2.6 million in 2017 and $2.4 million in 2016.

  The net loss for the quarter was $0.2 million in 2017, or $0.01 per share, compared to a net loss of $0.7 million, or $0.02 per share, for 2016.

Jankowski continued, “While I’m happy with these results, they have been depressed due to our increased investment in the development and marketing of our new finished products.  We expect 2018 to be a signal year for Solésence, which we believe will become a major growth driver over the next several years.  We believe we are well-positioned in the right markets, and our strategy is starting to show commercial results.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

Fourth Quarter and Fiscal Year 2017 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for March 22, 2018, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 5547068.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2017. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	December 31,
	2017	December 31,
ASSETS	(Unaudited)	2016

Current assets:
Cash and cash equivalents	$1,955,073	$1,779,027
Trade accounts receivable, less allowance for doubtful accounts
of $5,000 on December 31, 2017 and December 31, 2016	1,114,607	434,226
Other receivable	95	96
Inventories, net	1,138,870	771,975
Prepaid expenses and other current assets	415,192	441,634
Total current assets	4,623,837	3,426,958

Equipment and leasehold improvements, net	1,624,359	1,395,441
Other assets, net	17,410	19,893
	$6,265,606	$4,842,292

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	300,000	-
Current portion of capital lease obligations	142,912	107,021
Accounts payable	1,037,784	669,025
Accrued expenses	542,810	521,302
Total current liabilities	2,023,506	1,297,348

Long-term portion of capital lease obligations	415,887	109,448
Long-term deferred rent	409,790	465,850
Asset retirement obligation	184,518	178,378
Total long-term liabilities	1,010,195	753,676

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-
Common stock, $.01 par value, 42,000,000 and 42,000,000 shares authorized;		-
33,847,793 and 31,229,996 shares issued and outstanding on December 31, 2017
and December 31, 2016, respectively	338,478	312,300
Additional paid-in capital	98,562,750	97,359,324
Accumulated deficit	(95,669,323)	(94,880,356)
Total stockholders' equity	3,231,905	2,791,268
	$6,265,606	$4,842,292

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Product revenue, net	$2,604,088	$2,343,061	$12,128,936	$10,719,808
Other revenue	14,715	24,283	342,019	62,739
Net revenue	2,618,803	2,367,344	12,470,955	10,782,547

Operating expense:
Cost of revenue	1,757,983	1,776,592	8,620,453	7,542,876
Gross profit	860,820	590,752	3,850,502	3,239,671

Research and development expense	381,856	494,181	1,735,687	1,553,688
Selling, general and administrative expense	683,256	803,057	2,886,282	2,954,232
Income/(Loss) from operations	(204,292)	(706,486)	(771,467)	(1,268,249)
Interest income	-	-	-	-
Interest expense	(9,444)	(3,540)	(34,355)	(14,849)
Other, net	(1,021)	-	16,855	-
Income/(Loss) before provision for income taxes	(214,757)	(710,026)	(788,967)	(1,283,098)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(214,757)	$(710,026)	$(788,967)	$(1,283,098)

Net income/(loss) per share- basic and diluted	$(0.01)	$(0.02)	$(0.03)	$(0.04)

Weighted average number of basic and diluted
common shares outstanding	33,515,211	31,229,996	31,335,956	30,911,869

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Product revenue, net	$2,604,088	$2,343,061	$12,128,936	$10,719,808
Other revenue	14,715	24,283	342,019	62,739
Net revenue	2,618,803	2,367,344	12,470,955	10,782,547

Operating expense:
Cost of revenue detail:
Depreciation	67,881	80,503	279,286	471,660
Non-Cash equity compensation	6,194	5,298	24,279	22,398
Other costs of revenue	1,683,908	1,690,791	8,316,888	7,048,818
Cost of revenue	1,757,983	1,776,592	8,620,453	7,542,876
Gross profit	860,820	590,752	3,850,502	3,239,671

Research and development expense detail:
Depreciation	8,767	22,018	46,748	104,852
Non-Cash equity compensation	11,077	9,090	47,343	36,354
Other research and development expense	362,012	463,073	1,641,596	1,412,482
Research and development expense	381,856	494,181	1,735,687	1,553,688

Selling, general and administrative expense detail:
Depreciation and amortization	5,126	60,121	18,114	88,532
Non-Cash equity compensation	25,842	64,141	111,041	148,317
Other selling, general and administrative expense	652,288	678,795	2,757,127	2,717,383
Selling, general and administrative expense	683,256	803,057	2,886,282	2,954,232
Income/(Loss) from operations	(204,292)	(706,486)	(771,467)	(1,268,249)
Interest income	-	-	-	-
Interest expense	(9,444)	(3,540)	(34,355)	(14,849)
Other, net	(1,021)	-	16,855	-
Income/(Loss) before provision for income taxes	(214,757)	(710,026)	(788,967)	(1,283,098)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(214,757)	$(710,026)	$(788,967)	$(1,283,098)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	9,444	3,540	34,355	14,849
Addback Depreciation/Amortization	81,774	162,642	344,148	665,044
Addback Non-Cash Equity Compensation	43,113	78,529	182,663	207,069
Addback Other, net	1,021	-	(16,855)	-

Adjusted EBITDA	$(79,405)	$(465,315)	$(244,656)	$(396,136)

COMPANY CONTACT
Nancy Baldwin
Investor Relations
630-771-6708